UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2026

TUHURA BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-37823	99-0360497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 University Center Dr., Suite 110

Tampa, Florida 33612

(Address of Principal Executive Offices, including zip code)

Registrant’s Telephone Number, Including Area Code: (813) 875-6600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HURA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 21, 2026, TuHURA Biosciences, Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with Parkview Holdings One LLC, as lender (“Parkview”), under which Parkview agreed to extend a $50 million revolving credit facility to the Company upon the terms and conditions set forth in the Loan Agreement. The Company intends to use borrowings under the Loan Agreement for general corporate purposes, including the funding of the Company’s ongoing clinical trials and development programs. Parkview is an affiliate of the Company’s largest stockholder, K&V Investment One LLC (owned by Vijay Patel).

The Loan Agreement provides for a revolving credit facility that matures on April 21, 2031, with a maximum amount of loan availability of $50 million. Borrowings under the Loan Agreement are secured by substantially all of the assets of the Company and its subsidiaries and will bear interest at a rate of twelve percent (12%) per annum (plus an additional six percent (6%) if and while there is an event of default by the Company under the Loan Agreement), with interest being payable monthly in arrears. The Company is entitled to make up to one draw per month under the Loan Agreement, and such amount cannot exceed the greater of (a) $1.7 million and (b) the monthly budgeted expense amount in the Company’s expense budget (which will be subject to agreement of the Company and Parkview) for the immediately subsequent month. Any unused borrowings from prior months may be added to the maximum borrowing permitted in the month in which a draw is being made by the Company. Assuming that the Company’s stockholders approve the issuance of the Loan Fee Shares (as defined below), the Company currently expects that the credit facility will provide the Company with sufficient access to capital to continue funding its operations and development programs into the first quarter of 2028 without regard to other sources of capital.

Under the Loan Agreement, if the Company achieves net profits in any fiscal quarter as a result of sales of pharmaceutical products for two consecutive fiscal quarters, the Company will be obligated to make repayments of principal under the Loan Agreement equal to 75% of such net profits from the previous fiscal quarter.

Under the Loan Agreement, the Company has also agreed to:

•

pursuant to a fee letter dated April 21, 2026 (the “Fee Letter”), pay a one-time loan commitment fee equal to ten percent (10%) of the total commitment under the Loan Agreement (resulting in a commitment fee of $5.0 million), which the Company has elected to pay by the issuance of an aggregate of 1,878,287 shares of Company common stock (the “Loan Fee Shares”) to Parkview based on a price equal to the average of the daily closing prices of the Company’s common stock during the ten trading days ending on (and including) April 21, 2026; provided that such shares shall be issued to Parkview only after and subject to the approval of such issuance by the Company’s stockholders at the next annual meeting of the Company’s stockholders, and in the absence of such approval by August 31, 2026, the commitment fee shall be due and payable in cash on September 1, 2026;

•	pay an annual cash facility fee, payable annually beginning on the first anniversary of the date of the Loan Agreement, equal to one and one-half percent (1.5%) of the total commitment; and

•

enter into two Warrant Amendment Agreements (the “Warrant Amendment Agreements”) to extend to April 21, 2031, the exercise period during which 4,364,873 of the Company’s warrants held by K&V Investment One, LLC, an affiliate of Parkview and Vijay Patel, may be exercised (3,049,432 of such warrants have an exercise price of $3.69 per share and 1,315,441 of such warrants have an exercise price of $5.70 per share, and such warrants constitute all of the Company warrants held by K&V Investment One LLC other than warrants issued in the Company’s registered direct offering which had its first closing on December 10, 2025).

The Loan Agreement contains various restrictions and covenants applicable to the Company and certain of its subsidiaries. Among other requirements, the Loan Agreement (a) limits the Company and its subsidiaries with respect to the incurrence or assumption of additional debt (subject to specified exceptions), (b) limits the Company’s permissible investments, dispositions and restricted payments, and (c) limits the Company in its ability to amend its organizational documents or material contracts.

The principal and accrued but unpaid interest in the Loan Agreement will not be convertible into common stock or other securities of the Company, other than in the case of a change of control of the Company in which a person or entity (other than Parkview, Vijay Patel, or their affiliates) acquires 51% or more of the outstanding equity interests in the Company (a “Change of Control”). Upon such a Change of Control, Parkview may, subject to the approval of such conversion right by the Company’s stockholders at a stockholder meeting prior to the Change of Control, convert all outstanding principal plus accrued and unpaid interest into shares of Company common stock (“Conversion Shares”) at a conversion price per share equal to $2.662.

The Loan Agreement also contains customary events of default, which include the occurrence of a Change of Control or the discontinuance of the Company’s development program for its IFx-20 product candidate. If an event of default under the Credit Agreement occurs and is continuing, then, among other things, Parkview may declare any outstanding obligations under the Loan Agreement to be immediately due and payable.

The Company may at any time prepay without penalty all or any portion of the amounts outstanding under the Loan Agreement, and the Company may elect at any time to terminate the Loan Agreement or reduce the amount Parkview’s loan commitment under the Loan Agreement.

In addition to the foregoing, pursuant to the Loan Agreement, the Company agreed that, if requested by Parkview, the Company would permit Parkview to appoint a director to the Company’s board of directors, subject to the rules and regulations of the Securities and Exchange Commission and any national securities exchange on which the Company’s shares of common stock are then listed.

In consideration of Parkview’s obligations under the Loan Agreement, the Company entered into a Royalty Agreement, dated April 21, 2026 (the “Royalty Agreement”), pursuant to which the Company granted to Parkview an annual royalty on sales by the Company and its sublicensees of products that incorporate or are based on the Company’s intellectual property covering IFx-2.0 (the “Products”). The royalty will be equal to a percentage of “Net Sales” (as defined in the Royalty Agreement) of Products up to $450 million in Net Sales per year, which percentage is in the low to mid-single digits range. The royalty payment obligation under the Royalty Agreement will continue through the last-to-expire patent covering IFx-2.0.

The foregoing descriptions of the Loan Agreement, Royalty Agreement, Fee Letter, and Warrant Amendment Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Loan Agreement, Royalty Agreement, Fee Letter, and Warrant Amendment Agreements filed herewith as exhibits and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the private placement of the Loan Fee Shares and Conversion Shares, as the Loan Fee Shares and Conversion Shares will be issued solely to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”), and in reliance on the exemption from registration afforded by Section 4(a)(2) and/or Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

Item 7.01	Regulation FD Disclosure.

On April 22, 2026, the Company issued a press release announcing the Loan Agreement and related matters. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated hereby reference.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No

4.1	Loan Agreement, dated April 21, 2026, by and between TuHURA Biosciences, Inc. and Parkview Holdings One LLC.

10.1*	Royalty Agreement, dated April 21, 2026, by and between TuHURA Biosciences, Inc. and Parkview Holdings One LLC.

10.2	Fee Letter, dated April 21, 2026, by and between TuHURA Biosciences, Inc. and Parkview Holdings One LLC.

10.3	Warrant Amendment Agreement (2022 Warrants), dated April 21, 2026, by and between TuHURA Biosciences, Inc. and K&V Investment One LLC.

10.4	Warrant Amendment Agreement (2024 Warrants), dated April 21, 2026, by and between TuHURA Biosciences, Inc. and K&V Investment One LLC.

99.1	Press Release, dated April 22, 2026.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*

Confidential treatment is requested for portions of this exhibit that have been marked and omitted because the omitted information is both not material and is the type of information that the registrant treats as private or confidential pursuant to Item 601(b)(10)(iv) of Regulation S-K. The registrant undertakes to promptly provide an unredacted copy of the exhibit if requested by the Securities and Exchange Commission or its staff.

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the Company’s business, future plans and strategies, projections, anticipated events and other future conditions. In some cases, you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “plan,” “expect,” “goal,” “seek,” “future,” “likely,” or the negative or plural of these words or similar expressions. Examples of such forward-looking statements include, but are not limited to, express or implied statements regarding the Company’s expectations, hopes, beliefs, or intentions regarding: the Company’s ability to draw down sufficient funds against the Loan Agreement and the Company’s needs and expectations regarding existing and future capital resources and expenses and the Company’s need for additional capital. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, among others: the risk that the Company may be unable to satisfy conditions to drawdown or maintain compliance with the terms of the Loan Agreement; the risk that funds available under the Loan Agreement may be insufficient to fund the Company’s operations and development programs to the extent anticipated; and potential conflicts of interest arising from the Loan Agreement with an affiliate of the Company’s largest stockholder; and the other risks described from time to time in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed on March 31, 2026, and the Company’s other reports and filings with the SEC from time to time, which are available on the Company’s website and at www.sec.gov.

The forward-looking statements and other information contained in this Current Report on Form 8-K are made as of the date hereof, and the Company does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUHURA BIOSCIENCES, INC.

Date: April 22, 2026	By:	/s/ Dan Dearborn
	Name:	Dan Dearborn
	Title:	Chief Financial Officer